UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2022

SERITAGE GROWTH PROPERTIES

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37420	38-3976287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Fifth Avenue, Suite 1530
New York, New York	10110
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 355-7800

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common shares of beneficial interest, par value $0.01 per share	SRG	New York Stock Exchange
7.00% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share	SRG-PA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 24, 2022, Seritage Growth Properties (the “Company”) held its annual meeting of shareholders. The meeting was held to vote on the matters described below. There were 56,032,381 Class A Shares outstanding on the record date of July 28, 2022.

1. Election of trustees. Adam Metz and Mitchell Sabshon stood for re-election as Class I trustees of the Company for a term ending at the 2025 annual meeting of shareholders. Under the Company’s bylaws, the election of trustees requires the affirmative vote of at least two-thirds of all the votes cast at a meeting of shareholders at which a quorum is present is required to elect a trustee. The votes on this matter were as follows, in which all such Class I trustees of the Company received the required two-thirds of all the votes cast:

Name	For	Against	Abstain	Broker Non-Vote
Adam Metz	28,582,814	227,119	16,746,315	4,774,271
Mitchell Sabshon	28,432,385	365,980	16,757,883	4,774,271

2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2022. The shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2022. Ratification of the appointment of our independent registered public accounting firm required the affirmative vote of a majority of votes at the annual meeting. The accounting firm’s appointment was ratified. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Vote
33,138,806	483,957	16,707,756	0

3. Approval of an advisory, non-binding, resolution to approve the Company’s executive compensation program for the Company’s named executive officers. The shareholders approved an advisory, non-binding, resolution to approve the Company’s executive compensation program for the Company’s named executive officers. Approval of this advisory, non-binding, resolution required the affirmative vote of a majority of votes at the annual meeting. The resolution was approved. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Vote
20,470,704	8,347,533	16,738,011	4,774,271

4. Approval of the plan of sale of all of the assets and dissolution of the Company, granting the Company the authority to sell all of our assets, pay our liabilities, distribute the net proceeds to our shareholders and liquidate, dissolve and wind up the Company. The shareholders approved the plan of sale. Approval of this plan of sale required the affirmative vote of at least two-thirds of all of the votes entitled to be cast on the matter at the annual meeting. The plan of sale was approved. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Vote
45,110,983	433,848	11,417	4,774,271

5. Approval of an advisory, non-binding, resolution to approve the compensation that may become payable to the Company’s named executive officers in connection with the transactions contemplated by the plan of sale. The shareholders approved an advisory, non-binding, resolution to approve the compensation that may become payable to the Company’s named executive officers in connection with the transaction contemplated by the plan of sale. Approval of this advisory, non-binding, resolution required the affirmative vote of a majority of votes at the annual meeting. The resolution was approved. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Vote
22,777,522	6,268,965	16,509,761	4,774,271

6. Approval of an amendment to the Company’s Declaration of Trust to declassify the Company’s Board of Trustees. The shareholders approved the amendment to the Company’s Declaration of Trust to declassify the Company’s Board of Trustees. Approval of this amendment to the Company’s Declaration of Trust required the affirmative vote of at least two-thirds of votes entitled to be cast on the matter at the annual meeting. The amendment was approved. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Vote
45,032,487	136,092	387,669	4,774,271

7. Approval of an amendment to the Company’s Declaration of Trust providing for the timing of annual meetings. The shareholders approved the amendment to the Company’s Declaration of Trust providing for the timing of annual meetings. Approval of this amendment to the Company’s Declaration of Trust required affirmative vote of at least two-thirds of votes entitled to be cast on the matter at the annual meeting. The amendment was approved. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Vote
45,171,015	43,893	341,340	4,774,271

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

By:	/s/ Matthew Fernand
Matthew Fernand
Chief Legal Officer and Corporate Secretary

Date: October 24, 2022